  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2024 Financial and Operating Results

LAS VEGAS, May 2, 2024 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software, and a Salesforce and AWS partner, today announced results for the fiscal first quarter ended March 31, 2024.

Select First Quarter 2024 Financial Highlights
•Revenue was $106.7 million for the 2024 first quarter, an increase of 1.2% compared to $105.5 million for the same period last year.
•U.S. revenue was $53.8 million for the 2024 first quarter, an increase of 0.7% compared to $53.4 million for the same period last year.
•International revenue was $52.9 million for the 2024 first quarter, an increase of 1.6% compared to $52.1 million for the same period last year.
•Annualized Recurring Revenue was $415.8 million for the 2024 first quarter, an increase of 1.8% compared to $408.3 million for the same period last year.
•Active Clients as of March 31, 2024 were 3,040, an increase of 1.1% compared to 3,007 Active Clients as of March 31, 2023.
•Revenue Retention Rate was 89% for the trailing twelve months ended March 31, 2024 and 92% for the comparable period ended March 31, 2023.
•Subscription revenue was $103.9 million, which accounted for 97.4% of total revenue for the 2024 first quarter, compared to subscription revenue of $102.1 million, which accounted for 96.8% of total revenue for the same period last year.
•Gross margin was 59.8% for the 2024 first quarter compared to 62.7% for the same period last year.
•Operating income was $3.4 million for the 2024 first quarter compared to $10.7 million for the same period last year.
•Non-GAAP Operating Income was $8.8 million for the 2024 first quarter compared to $15.4 million for the same period last year.
•Net income was $1.3 million for the 2024 first quarter compared to $5.6 million for the same period last year.
•Non-GAAP Net Income was $6.8 million for the 2024 first quarter compared to $10.4 million for the same period last year.
•Adjusted EBITDA for the 2024 first quarter was $10.7 million compared to $16.6 million for the same period last year.
•Basic and diluted earnings per share attributable to common stockholders was $0.01 for the 2024 first quarter compared to $0.06 for the same period last year.
•Cash and short-term investments of $129.0 million at March 31, 2024 compared to $135.0 million at March 31, 2023.

Subsequent Events

On April 30, 2024, the Company refinanced its Original Credit Facility, which had an outstanding principal balance of $70.9 million, with a new five-year senior secured credit facility (“2024 Credit Facility”) consisting of a $75.0 million term loan and a $35.0 million revolving line of credit. For the term loan, the Company has a choice of interest rates between (a) SOFR and (b) a Base Rate (as defined in the 2024 Credit Facility), in each case plus an applicable margin. The applicable margin is based on the Company’s Consolidated Total Leverage Ratio (as defined in the 2024 Credit Facility) and whether the Company elects SOFR (ranging from 2.75% to 3.5%) or Base Rate (ranging from 1.75% to 2.5%). The revolving line of credit bears interest on the unused portion of the credit line at rates of 25 to 40 basis points, depending on the Company’s Consolidated Total Leverage Ratio. Annual minimum principal payments over the five-year term for the 2024 Credit Facility are 5%, 5%, 7.5%, 7.5%, and 10%, respectively, with the remaining balance due at the end of the original term. Capital One led the financing that includes lenders US Bank and TD Bank.

Rimini Street Announces Fiscal First Quarter 2024 Financial and Operating Results	page 2

Subsequent to the quarter and the hiring of our new General Manager for the EMEA Theatre, Martyn Hoogakker, who joined us from Adobe, we announced the hiring of our new Chief Revenue Officer, Steven Hershkowitz, who joined us following extensive sales strategy and leadership experience with HP, Cisco and other companies.

Select First Quarter 2024 Operating Highlights
•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
◦Nexen Corporation, a global automotive parts manufacturer and logistics service provider, who selected Rimini Support™ for SAP.
◦GES, a global trade show production provider, who chose Rimini Support™ for Oracle EBS for comprehensive support.
•Announced the launch of Rimini Custom™, a new software support offering that expands Rimini Street’s award-winning services to a broader scope of enterprise software.
•Announced the appointment of former Rimini Street client and award-winning IT executive Trude Van Horn as CIO: Rimini Street Appoints Gertrude Van Horn as CIO.
•Celebrated the 10-year anniversary of continuous business growth in Japan: Rimini Street Japan Celebrates 10 Years of Extraordinary Client Service and Regional Success.
•Shared the findings of the Foundry Oracle Database survey, “Forces Driving the Future of Your Oracle Database Roadmap,” which highlighted that most customers are satisfied with their current releases but are concerned with the cost, effort and upgrades required to maintain and support their existing investments.
•Closed over 8,100 support cases and delivered more than 42,000 tax, legal and regulatory updates to clients across 29 countries, while achieving an average client satisfaction rating on the Company’s support delivery and onboarding services of more than 4.9 out of 5.0 (where 5.0 is rated excellent).
•Recognized with prestigious culture awards including Great Place to Work© Certifications in France, UK and USA for the second consecutive year, and ranked 8th in Nation by Best Workplaces™ Korea.
•Welcomed the 3rd year of the RMNI LOVE Grant Program, selecting London as the host city for 2024.

2024 Business Outlook
The Company is continuing to suspend guidance until there is more clarity around impacts from current litigation activity before the U.S. Federal courts in the Company’s ongoing litigation with Oracle.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the first quarter 2024 results and potentially select second quarter 2024 performance-to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on May 2, 2024. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables within this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software and a Salesforce and AWS partner. The Company has operations globally and offers a comprehensive family of unified solutions to run, manage, support, customize, configure, connect, protect, monitor, and optimize enterprise application, database, and technology software, and enables clients to achieve better business outcomes, significantly reduce costs and reallocate resources for innovation. To date, over 5,500 Fortune 500, Fortune Global 100, midmarket, public sector, and other organizations from a broad range of industries

Rimini Street Announces Fiscal First Quarter 2024 Financial and Operating Results	page 3

have relied on Rimini Street as their trusted enterprise software solutions provider. To learn more, please visit riministreet.com, and connect with Rimini Street on Twitter, Instagram, Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “currently,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation, including the disposition of pending motions to appeal and any new claims; additional expenses to be incurred in order to comply with injunctions against certain of our business practices and the impact on future period revenue and costs; changes in the business environment in which Rimini Street operates, including the impact of any recessionary economic trends and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our ability to sustain or achieve revenue growth or profitability, manage our cost of revenue and accurately forecast revenue; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle; risks relating to retention rates, including our ability to accurately predict retention rates; the loss of one or more members of our management team; our ability to attract and retain additional qualified personnel, including sales personnel, and retain key personnel; challenges of managing growth profitably; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate tax reserves; the impact of environmental, social and governance (ESG) matters; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the transition to SOFR or other interest rate benchmarks; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 2, 2024, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2024 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2024 Financial and Operating Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	March 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$129,005	$115,424
Restricted cash	428	428
Accounts receivable, net of allowance of $629 and $656, respectively	78,785	119,430
Deferred contract costs, current	17,215	17,934
Short-term investments	—	9,826
Prepaid expenses and other	22,948	25,647
Total current assets	248,381	288,689
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $19,030 and $18,231, respectively	10,713	10,496
Operating lease right-of-use assets	5,257	5,941
Deferred contract costs, noncurrent	21,769	23,559
Deposits and other	5,506	6,109
Deferred income taxes, net	59,569	59,002
Total assets	$351,195	$393,796
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$5,914	$5,912
Accounts payable	3,612	5,997
Accrued compensation, benefits and commissions	31,005	38,961
Other accrued liabilities	17,959	18,128
Operating lease liabilities, current	4,357	4,321
Deferred revenue, current	229,988	263,115
Total current liabilities	292,835	336,434
Long-term liabilities:
Long-term debt, net of current maturities	62,781	64,228
Deferred revenue, noncurrent	24,318	23,859
Operating lease liabilities, noncurrent	5,815	6,841
Other long-term liabilities	1,758	1,930
Total liabilities	387,507	433,292
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 89,931 and 89,595 shares, respectively	9	9
Additional paid-in capital	170,546	167,988
Accumulated other comprehensive loss	(4,858)	(4,167)
Accumulated deficit	(200,893)	(202,210)
Treasury stock, at cost	(1,116)	(1,116)
Total stockholders' deficit	(36,312)	(39,496)
Total liabilities and stockholders' deficit	$351,195	$393,796

Rimini Street Announces Fiscal First Quarter 2024 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenue	$106,745	$105,512
Cost of revenue	42,914	39,343
Gross profit	63,831	66,169
Operating expenses:
Sales and marketing	39,141	34,479
General and administrative	18,401	18,227
Reorganization costs	—	59
Litigation costs and related recoveries:
Professional fees and other costs of litigation	2,926	2,719
Litigation costs and related recoveries, net	2,926	2,719
Total operating expenses	60,468	55,484
Operating income	3,363	10,685
Non-operating income and (expenses):
Interest expense	(1,341)	(1,339)
Other income (expenses), net	964	528
Income before income taxes	2,986	9,874
Income taxes	(1,669)	(4,235)
Net income	$1,317	$5,639

Net income attributable to common stockholders	$1,317	$5,639

Net income per share attributable to common stockholders:
Basic	$0.01	$0.06
Diluted	$0.01	$0.06
Weighted average number of shares of Common Stock outstanding:
Basic	89,754	88,690
Diluted	90,560	89,061

Rimini Street Announces Fiscal First Quarter 2024 Financial and Operating Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2024	2023
Non-GAAP operating income reconciliation:
Operating income	$3,363	$10,685
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,926	2,719
Stock-based compensation expense	2,558	1,976
Reorganization costs	—	59
Non-GAAP operating income	$8,847	$15,439
Non-GAAP net income reconciliation:
Net income	$1,317	$5,639
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,926	2,719
Stock-based compensation expense	2,558	1,976
Reorganization costs	—	59
Non-GAAP net income	$6,801	$10,393
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$1,317	$5,639
Non-GAAP adjustments:
Interest expense	1,341	1,339
Income taxes	1,669	4,235
Depreciation and amortization expense	873	613
EBITDA	5,200	11,826
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,926	2,719
Stock-based compensation expense	2,558	1,976
Reorganization costs	—	59
Adjusted EBITDA	$10,684	$16,580
Calculated Billings:
Revenue	$106,745	$105,512
Deferred revenue, current and noncurrent, end of the period	254,306	287,381
Deferred revenue, current and noncurrent, beginning of the period	286,974	299,921
Change in deferred revenue	(32,668)	(12,540)
Calculated billings	$74,077	$92,972

Rimini Street Announces Fiscal First Quarter 2024 Financial and Operating Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Rimini Street Announces Fiscal First Quarter 2024 Financial and Operating Results	page 8

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com